[COMPANY LOGO]


For Immediate Release:                        Contact:
December 20, 2005                             Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

                 GALAXY NUTRITIONAL FOODS RECEIVES ACCEPTANCE OF
                  COMPLIANCE PLAN FROM AMERICAN STOCK EXCHANGE

ORLANDO, Florida (December 20, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY) today announced that on December 16, 2005 the American Stock Exchange ("AMEX") notified the Company that it accepted the Company's plan to regain compliance and granted the Company an extension until March 29, 2007 to regain compliance with the continued listing standards.

As reported in a press release on September 30, 2005, the Company received a deficiency letter from AMEX on September 29, 2005 advising that, based on a review of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Company is not in compliance with AMEX's continued listing requirements. Specifically, the AMEX notice stated that the Company is not in compliance with (i) Section 1003(a)(i) of the AMEX Company Guide, because the Company's shareholders' equity is less than $2,000,000 and it sustained losses from continuing operations and/or net losses in two out of its three most recent fiscal years; (ii) Section 1003(a)(ii) of the AMEX Company Guide, because the Company's shareholders' equity is less than $4,000,000 and it sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (iii) Section 1003(a)(iv) of the AMEX Company Guide, because the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

On October 7, 2005, the Company filed an Amended Annual Report on Form 10-K/A for the year ended March 31, 2005 and an Amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005. Based on the revised financial information, the Company notified AMEX on October 11, 2005 that it is also not in compliance with Section 1003(a)(iii) of the AMEX Company Guide, because the Company's shareholders' equity is less than $6,000,000 and it sustained losses from continuing operations and/or net losses in its five most recent fiscal years.

On October 28, 2005, the Company submitted a plan to AMEX, advising AMEX of actions that it has taken, or will take, that would bring the Company into compliance with Section 1003(a)(i), Section 1003(a)(ii), Section 1003(a)(iii), and Section 1003(a)(iv) of the AMEX Company Guide.

On December 16, 2005, AMEX notified the Company that it accepted the Company's plan to regain compliance and granted the Company an extension until March 29, 2007 to regain compliance with the continued listing standards. The Company will continue to be listed during the extension period. The Company will be subject to periodic review by AMEX during the extension period. If the Company does not make progress consistent with the plan during the extension period or is not in compliance with the continued listing standards at the end of the extension period, AMEX staff may initiate delisting proceedings as appropriate.


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About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods; Veggie; Veggie Nature's Alternative; Veggie Slices; Soyco; Soymage; Wholesome Valley; Lite Bakery; and Galaxy Nutritional Foods Smart Choice Cheese Products. For more information, please visit Galaxy's website at: www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is listed on the American Stock Exchange under the ticker symbol "GXY".

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.


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